Exhibit 99.1

Press Release

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS 93.6% COMBINED RATIO AND 14.2% ANNUALIZED NET INCOME RETURN ON AVERAGE SHAREHOLDERS EQUITY FOR THE FIRST QUARTER 2015

HAMILTON, Bermuda (May. 4, 2015) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months ended March 31, 2015.

"Argo Group’s first quarter results represent an encouraging start to 2015," said CEO Mark E. Watson III.  "Our focus on improving margins and our total return investment strategy generated a 14.2% annualized return to shareholders.”

HIGHLIGHTS FOR THE FIRST QUARTER ENDED MARCH 31, 2015:
●	Net income was $58.8 million or $2.05 per diluted share, compared to $40.2 million or $1.36 per diluted share for the first quarter of 2014.
●	After-tax operating income was $29.3 million or $1.02 per diluted share, compared to $24.9 million or $0.84 per diluted share for the first quarter of 2014.
●	Gross written premiums were up 2.9% to $476.7 million from $463.1 million in the first quarter of 2014.
●
The combined ratio was 93.6% compared to 95.5% for the first quarter of 2014.  The loss and expense ratios for the quarter were 54.9% and 38.7%, respectively compared to 56.0% and 39.5% for the first quarter of 2014.

●
Net favorable prior-year reserve development was $3.7 million (benefiting the combined ratio by 1.1 points), compared with $8.9 million (benefiting the combined ratio by 2.7 points) for the first quarter of 2014.

●	Estimated pre-tax catastrophe losses were $3.0 million or 0.9 points on the combined ratio, compared to $4.2 million or 1.3 points on the combined ratio for the first quarter of 2014.
●	Book value per share increased to $59.48, up 2.2% from $58.22 at Dec. 31, 2014.
●
During the quarter, the Company repurchased $18.1 million or 353,054 shares of its common stock at an average price of $51.37 per share (not adjusted for the stock dividend), which represents 1.2% of net shares outstanding at Dec. 31, 2014.

Notes:
All per share amounts, except for number of shares repurchased, are adjusted for the 10% stock dividend that was paid on March 16, 2015, to stockholders of record on March 2, 2015.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums. Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income excluding net realized investment gains/losses and foreign currency exchange gains/losses at an assumed 20% effective tax rate.

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FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess and Surplus Lines segment in the first quarter reported gross written premiums of $162.6 million, up $22.6 million or 16.1%, compared to $140.0 million in the first quarter of 2014. The primary drivers of growth were in core parts of the book, and the recent acquisition of the Lawyer’s Professional lines business.  Growth was partially offset by the continued planned reduction in the Transportation line. Net written premiums were up 28.4% to $126.1 million, and earned premiums were up 4.9% to $123.1 million, when compared to the first quarter of 2014.  Underwriting income was $17.7 million for the quarter, compared to $12.4 million for the first quarter of 2014.  The first quarter 2015 combined ratio of 85.6% compares to 89.4% for the prior-year quarter.  Net favorable prior-year reserve development was $8.2 million for the first quarter of 2015, benefitting the combined ratio by 6.7 points, compared to net favorable prior-year reserve development of $8.0 million or 6.8 points for the first quarter of 2014.  Catastrophe losses for the quarter were $0.5 million or 0.4 points on the combined ratio, compared to $1.8 million or 1.5 points for the first quarter of 2014.  The first quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 59.4% compared to 60.6% for the first quarter of 2014.

Commercial Specialty

The Commercial Specialty segment reported gross written premiums of $107.0 million compared to $105.9 million for the first quarter of 2014.  We experienced growth in our mining, surety and program business, partially offset by declines in our grocery, retail and public entity businesses.  Net written premiums were down 6.2% to $63.8 million, and earned premiums were up 1.3% to $72.6 million, when compared to the first quarter of 2014.  Underwriting income was $0.9 million for the quarter, compared to an underwriting loss of $1.1 million for the first quarter of 2014.  The first quarter 2015 combined ratio of 98.7% compares to 101.5% for the prior-year quarter. Net unfavorable prior-year reserve development was $7.2 million or 9.9 points on the combined ratio for the first quarter of 2015, compared to net unfavorable prior-year reserve development of $2.0 million or 2.8 points for the first quarter of 2014.  Catastrophe losses for the quarter were $0.5 million or 0.7 points on the combined ratio, compared to $1.4 million or 2.0 points for the first quarter of 2014.  The first quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 56.7% compared to 61.9% for the first quarter of 2014.

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Syndicate 1200

Syndicate 1200 reported gross written premiums of $137.6 million in the first quarter, up $4.0 million or 3.0% from the first quarter of 2014.  Net written premiums were $78.8 million versus $76.7 million in the first quarter of 2014. Growth was driven by the Marine, Energy, and Liability divisions, partially offset by Aerospace and Specialty business.  Earned premiums were up 2.6% to $101.9 million, when compared to the first quarter of 2014.  Underwriting income was $9.1 million for the quarter, compared to $13.2 million for the first quarter of 2014, reflecting a combined ratio of 91.0%, compared with 86.7% in the prior-year quarter.  Net favorable prior-year reserve development was $0.3 million or 0.3 points on the combined ratio for the first quarter of 2015, compared to net favorable prior-year reserve development of $8.8 million or 8.9 points for the first quarter of 2014.  Catastrophe losses for the quarter were $1.0 million or 1.0 point on the combined ratio, compared to no catastrophe losses in the first quarter of 2014.  The first quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 50.8%, compared to 54.6% in the first quarter of 2014.

International Specialty

The International Specialty segment includes our property reinsurance business as well as our insurance business in Bermuda, Brazil and Dubai.  The segment reported gross written premiums of $69.8 million in the first quarter, down $13.4 million or 16.1% from the first quarter of 2014.  Net written premiums were $27.6 million versus $33.5 million in the first quarter of 2014.  The primary reason for the decline is significant competition in the reinsurance markets and more challenging market conditions generally.  Earned premiums were up slightly to $37.3 million, when compared to the first quarter of 2014.  Underwriting income was $7.0 million for the quarter, compared to underwriting income of $5.8 million for the first quarter of 2014, reflecting a combined ratio of 81.5% compared to 84.1% in the prior-year quarter.  Net favorable prior-year reserve development was $2.5 million or 6.7 points on the combined ratio for the first quarter of 2015, compared to net unfavorable prior-year reserve development of $0.4 million or 1.1 points for the first quarter of 2014.  Catastrophe losses for the quarter were $1.0 million or 2.7 points on the combined ratio, compared to $1.0 million or 2.7 points in the first quarter of 2014.  The first quarter 2015 loss ratio, excluding catastrophe losses and reserve development, was 49.1% compared to 47.0% for the first quarter of 2014.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, May 5, 2015, starting at 10 a.m. EDT (11 a.m. ADT).  A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii150505.html.  Participants inside the U.S. can access the call by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii150505.html.  In addition, a telephone replay of the call will be available through May 12, 2015, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10064628). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10064628).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

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"Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized net income return on average equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Total investments	$4,064.4	$4,097.9
Cash	89.1	81.0
Accrued investment income	20.9	22.1
Receivables	1,359.0	1,350.8
Goodwill and intangible assets	231.0	230.8
Deferred acquisition costs, net	129.7	124.6
Ceded unearned premiums	256.6	207.6
Other assets	226.4	241.5
Total assets	$6,377.1	$6,356.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,035.1	$3,042.4
Unearned premiums	826.4	817.2
Ceded reinsurance payable, net	207.9	178.8
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	57.5	62.0
Junior subordinated debentures	172.7	172.7
Other liabilities	270.9	292.7
Total liabilities	4,714.3	4,709.6

Total shareholders' equity	1,662.8	1,646.7
Total liabilities and shareholders' equity	6,377.1	$6,356.3

Book value per common share	$59.48	$58.22

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)

Gross Written Premiums	$476.7	$463.1
Net Written Premiums	296.0	276.8

Earned Premiums	334.6	325.7
Net Investment Income	20.8	23.3
Net Realized Investment Gains and Other	16.0	11.1
Total Revenue	371.4	360.1

Losses and Loss Adjustment Expenses	183.7	182.5
Underwriting, Acquisition and Insurance Expenses	129.6	128.7
Interest Expense	4.9	5.0
Fee Expense, net	0.4	1.4
Foreign Currency Exchange Gain	(9.6)	(0.2)
Total Expenses	309.0	317.4

Income Before Taxes	62.4	42.7
Income Tax Provision	3.6	2.5
Net Income	$58.8	$40.2

Net Income per Common Share (Basic)	$2.09	$1.38

Net Income per Common Share (Diluted)	$2.05	$1.36

Weighted Average Common Shares:
Basic	28.1	29.2
Diluted	28.7	29.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$162.6	$140.0
Net Written Premiums	126.1	98.2
Earned Premiums	123.1	117.4
Underwriting Income	$17.7	$12.4
Net Investment Income	8.5	9.3
Interest Expense	(1.5)	(1.6)
Operating Income Before Taxes	$24.7	$20.1
Loss Ratio	53.1	55.3
Expense Ratio	32.5	34.1
GAAP Combined Ratio	85.6%	89.4
Commercial Specialty
Gross Written Premiums	$107.0	$105.9
Net Written Premiums	63.8	68.0
Earned Premiums	72.6	71.7
Underwriting Income (Loss)	$0.9	$(1.1)
Net Investment Income	4.5	4.7
Interest Expense	(0.8)	(0.8)
Fee Expense, net	(0.8)	(1.1)
Operating Income Before Taxes	$3.8	$1.7
Loss Ratio	67.3	66.6
Expense Ratio	31.4	34.9
GAAP Combined Ratio	98.7%	101.5
Syndicate 1200
Gross Written Premiums	$137.6	$133.6
Net Written Premiums	78.8	76.7
Earned Premiums	101.9	99.3
Underwriting Income	$9.1	$13.2
Net Investment Income	2.2	3.7
Interest Expense	(0.7)	(0.8)
Fee Income (Expense), net	0.4	(0.3)
Operating Income Before Taxes	$11.0	$15.8
Loss Ratio	51.5	45.8
Expense Ratio	39.5	40.9
GAAP Combined Ratio	91.0%	86.7
International Specialty
Gross Written Premiums	$69.8	$83.2
Net Written Premiums	27.6	33.5
Earned Premiums	37.3	37.0
Underwriting Income	$7.0	$5.8
Net Investment Income	2.9	1.8
Interest Expense	(0.8)	(0.8)
Operating Income Before Taxes	$9.1	$6.8
Loss Ratio	45.1	50.8
Expense Ratio	36.4	33.3
GAAP Combined Ratio	81.5%	84.1

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ARGO GROUP INTERNATIONAL HOLDINGS LTD
(in millions)
(unaudited)

	For the Three Months
	Ended March 31,
Net Prior Year Development	2015	2014
(Favorable)/Unfavorable
E&S	$(8.2)	$(8.0)
Commercial Specialty	7.2	2.0
Syndicate 1200	(0.3)	(8.8)
International Specialty	(2.5)	0.4
Run-off	0.1	5.5
Total	$(3.7)	$(8.9)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)

Income Before Taxes:
From Operations	$36.8	$31.4
Foreign Currency Exchange Gain	9.6	0.2
Net Realized Investment Gains	16.0	11.1
Income Before Taxes	62.4	42.7
Income Tax Provision	3.6	2.5
Net Income	$58.8	$40.2

Net Income per Common Share (Diluted)	$2.05	$1.36

Operating Income per Common Share (Diluted)
At Assumed Tax Rate:
Income (a)	1.74	1.15
Foreign Currency Exchange Gains (a)	(0.27)	(0.01)
Net Realized Investment Gains (a)	(0.45)	(0.30)

Operating Income per Common Share	1.02	0.84

(a) Per diluted share at assumed tax rate of 20%.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)

	Three Months Ended March 31,
	2015	2014	% Change

Net income	$58.8	$40.2	46.3%
Operating income	29.3	24.9	17.7%

Shareholders' Equity - Beginning of the period	1,646.7	1,563.0	5.4%
Shareholders' Equity - End of current period	1,662.8	1,594.9	4.3%
Average Shareholders' Equity	$1,654.8	$1,579.0	4.8%

Annualized return on average shareholders' equity	14.2%	10.2%
Annualized operating return on average shareholders' equity	7.1%	6.4%

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